Exhibit 99.1

Raytheon Company
Global Headquarters
Waltham, Mass.

Investor Relations Contact
Todd Ernst
781.522.5141

Media Contact
Pam Erickson
781.522.5822
For Immediate Release

Raytheon Reports Solid Second Quarter 2015 Results

•	Strong bookings of $7.6 billion; book-to-bill ratio of 1.30

•	Net sales of $5.8 billion, up 3 percent

•	EPS from continuing operations of $1.65

•	Solid operating cash flow from continuing operations of $376 million

•	Updated full-year 2015 guidance
__________________________________________________________________________________________________

WALTHAM, Mass., (July 23, 2015) - Raytheon Company (NYSE: RTN) announced net sales for the second quarter 2015 were $5.8 billion compared to $5.7 billion in the second quarter 2014. Second quarter 2015 EPS from continuing operations was $1.65 compared to $1.59 in the second quarter 2014. Second quarter 2015 EPS from continuing operations included a favorable FAS/CAS Adjustment of $0.10 compared to a favorable FAS/CAS Adjustment of $0.18 in the second quarter 2014. In addition, second quarter 2015 EPS from continuing operations included, as expected, a $0.29 favorable impact from a tax settlement. It also included a $0.09 unfavorable impact associated with Raytheon|Websense acquisition accounting adjustments and acquisition related costs discussed in further detail below.
The Company had bookings of $7.6 billion in the second quarter 2015, resulting in a book-to-bill ratio of 1.30. In the second quarter 2014, bookings were $6.8 billion. Year-to-date 2015 bookings were $12.1 billion, resulting in a book-to-bill ratio of 1.08. Year-to-date 2014 bookings were $11.1 billion.
"Our strategy to position the company for global growth is delivering results, which are reflected in the strong bookings and sales growth in the second quarter, as well as our improved growth outlook for 2015," said Thomas A. Kennedy, Raytheon Chairman and CEO. "Additionally, we continue to pursue a balanced capital deployment strategy to create value for our customers and shareholders."
Operating cash flow from continuing operations for the second quarter 2015 was $376 million compared to $153 million for the second quarter 2014. The increase in operating cash flow from continuing operations in the second quarter 2015 was primarily due to the timing of required pension contributions and the collection of the eBorders settlement with the U.K. Home Office, which was resolved in the first quarter 2015, partially offset by higher cash taxes.

Summary Financial Results

	2nd Quarter		%	Six Months		%
($ in millions, except per share data)	2015	2014	Change	2015	2014	Change

Bookings	$7,580	$6,772	11.9%	$12,051	$11,065	8.9%
Net Sales	$5,848	$5,701	2.6%	$11,136	$11,209	-0.7%
Income from Continuing Operations attributable to Raytheon Company	$504	$499	1.0%	$1,055	$1,088	-3.0%
EPS from Continuing Operations	$1.65	$1.59	3.8%	$3.44	$3.46	-0.6%
Operating Cash Flow from Continuing Operations	$376	$153		$431	$812
Workdays in Fiscal Reporting Calendar	64	64		125	126

In the second quarter 2015, the Company repurchased 1.9 million shares of common stock for $200 million. Year-to-date 2015, the Company repurchased 4.6 million shares of common stock for $500 million. The Company now expects its share repurchases in 2015 to be $1.0 billion, an increase of $250 million from its original expectation.
The Company ended the second quarter 2015 with $2.8 billion of net debt. Net debt is defined as total debt less cash and cash equivalents and short-term investments.
As previously announced, on May 29, 2015, the Company and Vista Equity Partners completed a transaction creating a new joint venture company that combines Websense, Inc. (Websense), formerly a Vista Equity portfolio company, and Raytheon Cyber Products, formerly part of Raytheon's Intelligence, Information and Services business. The newly formed commercial cybersecurity company, which is 80.3 percent owned by Raytheon and 19.7 percent by Vista Equity Partners, is known on an interim basis as Raytheon|Websense.
Second quarter 2015 results include Websense restructuring costs, and items related to the Raytheon|Websense transaction which are excluded from segment operating performance since management does not consider those items in evaluating the segment.

Raytheon|Websense Acquisition Accounting Adjustments and Acquisition Related Costs[1]

($ in millions, except per share data)	Operating Income	EPS

Deferred Revenue Adjustment[2]	$(10)	$(0.02)
Amortization of Intangibles	$(8)	$(0.01)
Acquisition Related Costs	$(23)	$(0.05)
Amounts excluded from segment results	$(41)	$(0.08)

Restructuring Costs (recorded in Raytheon|Websense segment results)	$(5)	$(0.01)
Total	$(46)	$(0.09)

[1]See Attachment F for a reconciliation of how each of these items is calculated.
[2]Deferred Revenue Adjustment represents the impact of fair value adjustments to deferred revenue related to Raytheon|Websense, including historical Raytheon Cyber Products acquisitions.

Backlog

($ in millions)	Period Ending
	Q2 2015	Q2 2014	2014
Backlog	$34,494	$33,019	$33,571
Funded Backlog	$25,332	$23,580	$23,092
Backlog at the end of the second quarter 2015 was $34.5 billion, an increase of approximately $1.5 billion compared to the second quarter 2014. Funded backlog was $25.3 billion, an increase of approximately $1.8 billion compared to the second quarter 2014.
Outlook
The Company has updated its financial outlook for 2015 to reflect improved operating performance to date compared to prior guidance and the impact of the Raytheon|Websense transaction. Charts containing additional information on the Company's 2015 outlook are available on the Company's website at www.raytheon.com/ir.

2015 Financial Outlook
	Current[1]	Prior (4/23/15)
Net Sales ($B)	22.7 - 23.2*	22.3 - 22.8
RW Deferred Revenue Adjustment ($M)[2]	(61)*	NA
RW Amortization of Intangibles ($M)[2]	(58)*	NA
FAS/CAS Adjustment ($M)	197	197
Interest Expense, net ($M)	(225) - (235)	(225) - (235)
Diluted Shares (M)	305 - 306*	305 - 307
Effective Tax Rate	Approx. 27.0%	Approx. 27.0%
EPS from Continuing Operations	$6.47 - $6.62*	$6.67 - $6.82
Operating Cash Flow from Continuing Operations ($B)	2.5 - 2.7*	2.4 - 2.7

[1]Updated to reflect the impact of the creation of Raytheon|Websense (RW) on May 29, 2015.
2RW Deferred Revenue Adjustment and RW Amortization of Intangibles represent the unfavorable impact of the acquisition accounting adjustments to record acquired deferred revenue at fair value and the amortization of acquired intangible assets, respectively, related to Raytheon|Websense, including historical Raytheon Cyber Products acquisitions

NA = Not Applicable
* Denotes change from prior guidance.

Segment Results
The Company's reportable segments are: Integrated Defense Systems (IDS); Intelligence, Information and Services (IIS); Missile Systems (MS); Space and Airborne Systems (SAS); and Raytheon|Websense (RW).

Integrated Defense Systems
	2nd Quarter			Six Months
($ in millions)	2015	2014	% Change	2015	2014	% Change
Net Sales	$1,698	$1,549	10%	$3,131	$3,030	3%
Operating Income	$215	$219	-2%	$410	$445	-8%
Operating Margin	12.7%	14.1%		13.1%	14.7%

Integrated Defense Systems (IDS) had second quarter 2015 net sales of $1,698 million compared to $1,549 million in the second quarter 2014. The increase in net sales was primarily driven by higher sales on international Patriot programs, including the recognition of previously deferred precontract costs and program activity in the quarter.
IDS recorded $215 million of operating income in the second quarter 2015 compared to $219 million in the second quarter 2014. The change in operating margin in the second quarter 2015 was primarily due to a change in program mix.
Included in operating income in the second quarter 2015 was an adjustment of $33 million to eliminate all remaining estimated incentive fees related to the Air Warfare Destroyer (AWD) program due to the shipbuilder extending the planned schedule and related increase in costs to complete its portion of the program. Included in operating income in the second quarter 2014 was an adjustment of $38 million from a decrease in estimated incentive fees on the AWD program driven by an increase in expected costs by the shipbuilder to complete its portion of the program.
During the quarter, IDS booked $2.0 billion to provide advanced Patriot air and missile defense capability for the Kingdom of Saudi Arabia. IDS also booked $132 million to provide satellite communication ground terminals for an international customer and $77 million on the NextGen Weather Processor (NWP) program for the Federal Aviation Administration (FAA).

Intelligence, Information and Services[1]
	2nd Quarter			Six Months
($ in millions)	2015	2014	% Change	2015	2014	% Change
Net Sales	$1,496	$1,493	—	$2,868	$2,922	-2%
Operating Income[2]	$108	$123	-12%	$392	$246	NM
Operating Margin	7.2%	8.2%		13.7%	8.4%
[1] Revised to exclude Raytheon Cyber Products (RCP), formerly part of IIS. As discussed on page 2, RCP was combined with Websense, Inc. to create Raytheon|Websense, a new commercial cybersecurity joint venture, which is reported as a separate business segment.

[2] Six Months 2015 operating income includes the favorable $181 million impact of the first quarter 2015 eBorders settlement.
NM = Not Meaningful

Intelligence, Information and Services (IIS) had second quarter 2015 net sales of $1,496 million compared to $1,493 million in the second quarter 2014.
IIS recorded $108 million of operating income in the second quarter 2015 compared to $123 million in the second quarter 2014. The change in operating income was primarily due to program mix.
During the quarter, IIS booked $387 million on domestic training programs and $151 million on foreign training programs in support of Warfighter FOCUS activities. IIS also booked $376 million on a number of classified contracts.

Missile Systems
	2nd Quarter			Six Months
($ in millions)	2015	2014	% Change	2015	2014	% Change
Net Sales	$1,559	$1,539	1%	$3,032	$3,113	-3%
Operating Income	$183	$190	-4%	$390	$398	-2%
Operating Margin	11.7%	12.3%		12.9%	12.8%

Missile Systems (MS) had second quarter 2015 net sales of $1,559 million compared to $1,539 million in the second quarter 2014.
MS recorded $183 million of operating income in the second quarter 2015 compared to $190 million in the second quarter 2014. The change in operating margin was primarily due to higher net program efficiencies in the second quarter 2014.
During the quarter, MS booked $529 million for Standard Missile-3 (SM-3®) for the Missile Defense Agency (MDA), $511 million on Evolved SeaSparrow Missile (ESSM) for the U.S. Navy and international customers, $363 million for Paveway™ for international customers, and $143 million for Standard Missile-6 (SM-6™) for the U.S. Navy. MS also booked $99 million on a classified program.

Space and Airborne Systems
	2nd Quarter			Six Months
($ in millions)	2015	2014	% Change	2015	2014	% Change
Net Sales	$1,416	$1,505	-6%	$2,774	$2,903	-4%
Operating Income	$186	$202	-8%	$359	$392	-8%
Operating Margin	13.1%	13.4%		12.9%	13.5%

Space and Airborne Systems (SAS) had second quarter 2015 net sales of $1,416 million compared to $1,505 million in the second quarter 2014. The change in net sales was primarily due to lower sales on international tactical radar systems programs.
SAS recorded $186 million of operating income in the second quarter 2015 compared to $202 million in the second quarter 2014. The change in operating income was primarily due to lower volume in the second quarter 2015 combined with higher net program efficiencies in the second quarter 2014.
During the quarter, SAS booked $153 million on a multimission radar program for the U.S. Navy and an international customer, $99 million on an Active Electronically Scanned Array (AESA) radar Performance Based Logistics (PBL) contract for an international customer, and $82 million to provide communication subsystems for the U.S. Navy and an international customer. SAS also booked $250 million on a number of classified contracts.

Raytheon|Websense[1]
	2nd Quarter			Six Months
($ in millions)	2015	2014	% Change	2015	2014	% Change
Net Sales	$57	$28	104%	$81	$51	59%
Operating Income/(loss)	$(1)	$3	-133%	$(1)	$7	-114%
Operating Margin	(1.8)%	10.7%		(1.2)%	13.7%
[1] Excludes the unfavorable impact of the Raytheon|Websense acquisition accounting adjustments and certain acquisition related costs. See page 2 for more information on these items.

Raytheon|Websense (RW) is a new joint venture company that was created on May 29, 2015 through the combination of Websense, Inc. and Raytheon Cyber Products (RCP), formerly part of Raytheon's Intelligence, Information and Services business. The RW segment results have been presented to reflect RCP results for all periods and Websense results after the acquisition date.
RW had second quarter 2015 net sales of $57 million compared to $28 million in the second quarter 2014.
RW recorded a loss of $1 million in the second quarter 2015 compared to $3 million of operating income in the second quarter 2014. The second quarter 2015 operating loss reflects higher RCP research and development and selling and marketing expenses to develop and launch new commercial products compared to second quarter 2014, as well as approximately $5 million of restructuring costs associated with the combination of Websense and RCP.

About Raytheon
Raytheon Company, with 2014 sales of $23 billion and 61,000 employees worldwide, is a technology and innovation leader specializing in defense, civil government and cybersecurity markets throughout the world. With a history of innovation spanning 93 years, Raytheon provides state-of-the-art electronics, mission systems integration and other capabilities in the areas of sensing; effects; and command, control, communications and intelligence systems, as well as cybersecurity and a broad range of mission support services. Raytheon is headquartered in Waltham, Mass. For more about Raytheon, visit us at www.raytheon.com and follow us on Twitter @raytheon.

Conference Call on the Second Quarter 2015 Financial Results
Raytheon's financial results conference call will be held on Thursday, July 23, 2015 at 9 a.m. ET. Participants will include Thomas A. Kennedy, Chairman and CEO; Anthony F. O'Brien, vice president and CFO; and other Company executives.
The dial-in number for the conference call will be (800) 884-5695 in the U.S. or (617) 786-2960 outside of the U.S. The conference call will also be audiocast on the Internet at www.raytheon.com/ir. Individuals may listen to the call and download charts that will be used during the call. These charts will be available for printing prior to the call.
Interested parties are encouraged to check the website ahead of time to ensure their computers are configured for the audio stream. Instructions for obtaining the free required downloadable software are posted on the site.

Disclosure Regarding Forward-looking Statements
This release and the attachments contain forward-looking statements, including information regarding the Company's financial outlook, future plans, objectives, business prospects and anticipated financial performance. These forward-looking statements are not statements of historical facts and represent only the Company's current expectations regarding such matters. These statements inherently involve a wide range of known and unknown risks and uncertainties. The Company's actual actions and results could differ materially from what is expressed or implied by these statements. Specific factors that could cause such a difference include, but are not limited to: the Company's dependence on the U.S. Government for a significant portion of its business and the risks associated with U.S. Government sales, including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration under the amended Budget Control Act of 2011, a government shutdown, or otherwise, uncertain funding of programs, potential termination of contracts, and difficulties in contract performance; the resolution of program terminations; the ability to procure new contracts; the risks of conducting business in foreign countries; the unpredictability of timing of international bookings; the ability to comply with extensive governmental regulation and obtain approvals, including import and export policies, the Foreign Corrupt Practices Act, the International Traffic in Arms Regulations, industrial cooperation agreement obligations, and procurement and other regulations; the impact of competition; the ability to develop products and technologies; the impact of changes in the financial markets and global economic conditions; the risk that actual pension returns, discount rates or other actuarial assumptions are significantly different than the Company's assumptions; the risk of cost overruns, particularly for the Company's fixed-price contracts; dependence on component availability, subcontractor and partner performance and key suppliers; risks of a negative government audit; the use of accounting estimates in the Company's financial statements; risks associated with acquisitions, dispositions, joint ventures and other business arrangements; risks of an impairment of goodwill or other intangible assets; the outcome of contingencies and litigation matters, including government investigations; the ability to recruit and retain qualified personnel; the impact of potential security and cyber threats, and other disruptions; and other factors as may be detailed from time to time in the Company's public announcements and Securities and Exchange Commission filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release and the attachments or to update them to reflect events or circumstances occurring after the date of this release, including any acquisitions, dispositions or other business arrangements that may be announced or closed after such date. This release and the attachments also contain non-GAAP financial measures. A GAAP reconciliation and a discussion of the Company's use of these measures are included in this release or the attachments.

# # #

Attachment A
Raytheon Company
Preliminary Statement of Operations Information
Second Quarter 2015

(In millions, except per share amounts)	Three Months Ended		Six Months Ended
	28-Jun-15	29-Jun-14	28-Jun-15	29-Jun-14

Net sales	$5,848	$5,701	$11,136	$11,209
Operating expenses
Cost of sales	4,525	4,301	8,358	8,462
General and administrative expenses	675	641	1,290	1,200
Total operating expenses	5,200	4,942	9,648	9,662
Operating income	648	759	1,488	1,547
Non-operating (income) expense, net
Interest expense	59	54	117	105
Interest income	(2)	(2)	(6)	(5)
Other (income) expense, net	(1)	(6)	(3)	(6)
Total non-operating (income) expense, net	56	46	108	94
Income from continuing operations before taxes	592	713	1,380	1,453
Federal and foreign income taxes	90	212	324	359
Income from continuing operations	502	501	1,056	1,094
Income (loss) from discontinued operations, net of tax	1	52	1	59
Net income	503	553	1,057	1,153
Less: Net income (loss) attributable to noncontrolling
interests in subsidiaries	(2)	2	1	6
Net income attributable to Raytheon Company	$505	$551	$1,056	$1,147

Basic earnings (loss) per share attributable to Raytheon
Company common stockholders:
Income from continuing operations	$1.65	$1.59	$3.44	$3.47
Income (loss) from discontinued operations, net of tax	—	0.17	—	0.19
Net income	1.65	1.76	3.44	3.65

Diluted earnings (loss) per share attributable to Raytheon
Company common stockholders:
Income from continuing operations	$1.65	$1.59	$3.44	$3.46
Income (loss) from discontinued operations, net of tax	—	0.17	—	0.19
Net income	1.65	1.76	3.44	3.65

Amounts attributable to Raytheon Company common
stockholders:
Income from continuing operations	$504	$499	$1,055	$1,088
Income (loss) from discontinued operations, net of tax	1	52	1	59
Net income	$505	$551	$1,056	$1,147

Average shares outstanding
Basic	305.4	312.9	306.8	313.9
Diluted	305.7	313.5	307.2	314.6

Attachment B
Raytheon Company
Preliminary Segment Information
Second Quarter 2015

					Operating Income
	Net Sales		Operating Income		As a Percent of Net Sales
(In millions, except percentages)	Three Months Ended		Three Months Ended		Three Months Ended
	28-Jun-15	29-Jun-14	28-Jun-15	29-Jun-14	28-Jun-15	29-Jun-14

Integrated Defense Systems	$1,698	$1,549	$215	$219	12.7%	14.1%
Intelligence, Information and Services	1,496	1,493	108	123	7.2%	8.2%
Missile Systems	1,559	1,539	183	190	11.7%	12.3%
Space and Airborne Systems	1,416	1,505	186	202	13.1%	13.4%
Raytheon|Websense(1)	57	28	(1)	3	(1.8)%	10.7%
Eliminations	(368)	(413)	(39)	(42)
Total business segment	5,858	5,701	652	695	11.1%	12.2%
Raytheon|Websense Acquisition Accounting Adjustments	(10)	—	(18)	(1)
FAS/CAS Adjustment	—	—	49	87
Corporate	—	—	(35)	(22)
Total	$5,848	$5,701	$648	$759	11.1%	13.3%

					Operating Income
	Net Sales		Operating Income		As a Percent of Net Sales
(In millions, except percentages)	Six Months Ended		Six Months Ended		Six Months Ended
	28-Jun-15	29-Jun-14	28-Jun-15	29-Jun-14	28-Jun-15	29-Jun-14

Integrated Defense Systems	$3,131	$3,030	$410	$445	13.1%	14.7%
Intelligence, Information and Services	2,868	2,922	392	246	13.7%	8.4%
Missile Systems	3,032	3,113	390	398	12.9%	12.8%
Space and Airborne Systems	2,774	2,903	359	392	12.9%	13.5%
Raytheon|Websense(1)	81	51	(1)	7	(1.2)%	13.7%
Eliminations	(740)	(810)	(76)	(82)
Total business segment	11,146	11,209	1,474	1,406	13.2%	12.5%
Raytheon|Websense Acquisition Accounting Adjustments	(10)	—	(20)	(3)
FAS/CAS Adjustment	—	—	98	174
Corporate	—	—	(64)	(30)
Total	$11,136	$11,209	$1,488	$1,547	13.4%	13.8%

(1) Excludes the unfavorable impact of the Raytheon|Websense acquisition accounting adjustments and certain acquisition related costs. See Attachment F for more information on these items.

Attachment B - Pro Forma
Raytheon Company
Pro Forma Segment Information
Full Year 2013, Quarters within and Full Year 2014, and First Quarter 2015

As previously announced, on May 29, 2015, we acquired Websense, Inc. from Vista Equity Partners and combined it with Raytheon Cyber Products (RCP), formerly part of our IIS segment, to create Raytheon|Websense, a new cybersecurity joint venture company (with Vista Equity Partners). In connection with these transactions, we reorganized our operating and reporting structure with Raytheon|Websense as our fifth reporting segment. The amounts, discussion and presentation of our business segments, including corporate and eliminations for intersegment activity, as set forth in our Form 10-Q, reflect our new structure. The Raytheon|Websense results reflect RCP results for all periods and Websense results after the acquisition date of May 29, 2015.

	Net Sales					Net Sales
(In millions)	Three Months Ended					Twelve Months Ended
	29-Mar-15	31-Dec-14	28-Sep-14	29-Jun-14	30-Mar-14	31-Dec-14	31-Dec-13

Integrated Defense Systems	$1,433	$1,627	$1,428	$1,549	$1,481	$6,085	$6,489
Intelligence, Information and Services	1,372	1,517	1,450	1,493	1,429	5,889	5,970
Missile Systems	1,473	1,719	1,477	1,539	1,574	6,309	6,599
Space and Airborne Systems	1,358	1,660	1,509	1,505	1,398	6,072	6,371
Raytheon|Websense(1)	24	23	30	28	23	104	87
Eliminations	(372)	(403)	(420)	(413)	(397)	(1,633)	(1,810)
Total business segment	5,288	6,143	5,474	5,701	5,508	22,826	23,706
Raytheon|Websense Acquisition Accounting Adjustments	—	—	—	—	—	—	—
Total	$5,288	$6,143	$5,474	$5,701	$5,508	$22,826	$23,706

	Operating Income					Operating Income
(In millions)	Three Months Ended					Twelve Months Ended
	29-Mar-15	31-Dec-14	28-Sep-14	29-Jun-14	30-Mar-14	31-Dec-14	31-Dec-13

Integrated Defense Systems	$195	$299	$230	$219	$226	$974	$1,115
Intelligence, Information and Services	284	131	118	123	123	495	507
Missile Systems	207	212	190	190	208	800	830
Space and Airborne Systems	173	217	237	202	190	846	920
Raytheon|Websense(1)	—	(1)	5	3	4	11	13
Eliminations	(37)	(41)	(43)	(42)	(40)	(166)	(170)
Total business segment	822	817	737	695	711	2,960	3,215
Raytheon|Websense Acquisition Accounting Adjustments	(2)	(2)	(1)	(1)	(2)	(6)	(9)
FAS/CAS Adjustment	49	70	42	87	87	286	(249)
Corporate	(29)	(16)	(15)	(22)	(8)	(61)	(19)
Total	$840	$869	$763	$759	$788	$3,179	$2,938

	Operating Income					Operating Income
	As a Percentage of Net Sales					As a Percentage of Net Sales
(In millions)	Three Months Ended					Twelve Months Ended
	29-Mar-15	31-Dec-14	28-Sep-14	29-Jun-14	30-Mar-14	31-Dec-14	31-Dec-13

Integrated Defense Systems	13.6%	18.4%	16.1%	14.1%	15.3%	16.0%	17.2%
Intelligence, Information and Services	20.7%	8.6%	8.1%	8.2%	8.6%	8.4%	8.5%
Missile Systems	14.1%	12.3%	12.9%	12.3%	13.2%	12.7%	12.6%
Space and Airborne Systems	12.7%	13.1%	15.7%	13.4%	13.6%	13.9%	14.4%
Raytheon|Websense(1)	—%	(4.3)%	16.7%	10.7%	17.4%	10.6%	14.9%
Eliminations	9.9%	10.2%	10.2%	10.2%	10.1%	10.2%	9.4%
Total business segment	15.5%	13.3%	13.5%	12.2%	12.9%	13.0%	13.6%
Raytheon|Websense Acquisition Accounting Adjustments
FAS/CAS Adjustment
Corporate
Total	15.9%	14.1%	13.9%	13.3%	14.3%	13.9%	12.4%

(1) Excludes the unfavorable impact of the Raytheon|Websense acquisition accounting adjustments and certain acquisition related costs. See Attachment F for more information on these items.

Attachment C
Raytheon Company
Other Preliminary Information
Second Quarter 2015

(In millions)	Funded Backlog		Total Backlog
	28-Jun-15	31-Dec-14	28-Jun-15	31-Dec-14

Integrated Defense Systems	$10,398	$8,939	$12,544	$11,495
Intelligence, Information and Services	2,739	2,854	5,423	5,825
Missile Systems	7,316	6,992	9,880	9,269
Space and Airborne Systems	4,456	4,259	6,221	6,930
Raytheon|Websense	423	48	426	52
Total	$25,332	$23,092	$34,494	$33,571

	Three Months Ended		Six Months Ended
	28-Jun-15	29-Jun-14	28-Jun-15	29-Jun-14

Total Bookings	$7,580	$6,772	$12,051	$11,065

	Three Months Ended		Six Months Ended
	28-Jun-15	29-Jun-14	28-Jun-15	29-Jun-14

Administrative and selling expenses	$489	$517	$962	$965
Research and development expenses	$186	$124	$328	$235
Total general and administrative expenses	$675	$641	$1,290	$1,200

Attachment C - Pro Forma
Raytheon Company
Pro Forma Other Information
Full Year 2013, Quarters within and Full Year 2014, and First Quarter 2015

As previously announced, on May 29, 2015, we acquired Websense, Inc. from Vista Equity Partners and combined it with Raytheon Cyber Products (RCP), formerly part of our IIS segment, to create Raytheon|Websense, a new cybersecurity joint venture company (with Vista Equity Partners). In connection with these transactions, we reorganized our operating and reporting structure with Raytheon|Websense as our fifth reporting segment. The amounts, discussion and presentation of our business segments, including corporate and eliminations for intersegment activity, as set forth in our Form 10-Q, reflect our new structure. The Raytheon|Websense results reflect RCP results for all periods and Websense results after the acquisition date of May 29, 2015.

(In millions)				Funded Backlog		Total Backlog
				31-Dec-14	31-Dec-13	31-Dec-14	31-Dec-13

Integrated Defense Systems				$8,939	$9,397	$11,495	$10,916
Intelligence, Information and Services				2,854	2,550	5,825	5,811
Missile Systems				6,992	6,859	9,269	9,162
Space and Airborne Systems				4,259	4,166	6,930	7,751
Raytheon|Websense				48	42	52	45
Total				$23,092	$23,014	$33,571	$33,685

	Bookings					Bookings
(In millions)	Three Months Ended					Twelve Months Ended
	29-Mar-15	31-Dec-14	28-Sep-14	29-Jun-14	30-Mar-14	31-Dec-14	31-Dec-13

Integrated Defense Systems	$1,483	$3,352	$1,764	$657	$1,180	$6,953	$5,869
Intelligence, Information and Services	933	993	1,185	2,030	997	5,205	4,964
Missile Systems	1,405	1,388	1,430	2,482	1,083	6,383	5,221
Space and Airborne Systems	631	1,356	1,454	1,581	1,019	5,410	5,996
Raytheon|Websense	19	20	45	22	14	101	82
Total	$4,471	$7,109	$5,878	$6,772	$4,293	$24,052	$22,132

Attachment D
Raytheon Company
Preliminary Balance Sheet Information
Second Quarter 2015

(In millions)
	28-Jun-15	31-Dec-14
Assets
Current assets
Cash and cash equivalents	$1,828	$3,222
Short-term investments	666	1,497
Contracts in process, net	5,514	4,985
Inventories	519	414
Prepaid expenses and other current assets	177	174
Total current assets	8,704	10,292

Property, plant and equipment, net	1,929	1,935
Goodwill	14,683	13,061
Other assets, net	3,121	2,612
Total assets	$28,437	$27,900

Liabilities, Redeemable Noncontrolling Interest, and Equity
Current liabilities
Advance payments and billings in excess of costs incurred	$1,975	$2,284
Accounts payable	1,171	1,250
Accrued employee compensation	964	1,059
Accrued income taxes	103	31
Other current liabilities	1,428	1,306
Total current liabilities	5,641	5,930

Accrued retiree benefits and other long-term liabilities	6,865	6,919
Long-term debt	5,333	5,330

Redeemable noncontrolling interest	343	—

Equity
Raytheon Company stockholders' equity
Common stock	3	3
Additional paid-in capital	834	1,309
Accumulated other comprehensive loss	(7,095)	(7,458)
Retained earnings	16,314	15,671
Total Raytheon Company stockholders' equity	10,056	9,525
Noncontrolling interests in subsidiaries	199	196
Total equity	10,255	9,721
Total liabilities, redeemable noncontrolling interest and equity	$28,437	$27,900

Attachment E
Raytheon Company
Preliminary Cash Flow Information
Second Quarter 2015

(In millions)	Three Months Ended		Six Months Ended
	28-Jun-15	29-Jun-14	28-Jun-15	29-Jun-14

Net income	$503	$553	$1,057	$1,153
(Income) loss from discontinued operations, net of tax	(1)	(52)	(1)	(59)
Income from continuing operations	502	501	1,056	1,094

Depreciation	76	76	149	149
Amortization	40	33	74	67
Working capital (excluding pension and income taxes)*	56	(181)	(1,076)	(711)
Other long-term liabilities	(38)	(5)	(43)	(17)
Pension and other postretirement benefit plans	141	(208)	408	(28)
Other, net	(401)	(63)	(137)	258
Net operating cash flow from continuing operations	$376	$153	$431	$812

Supplemental Cash Flow Information

Capital spending	$(88)	$(62)	$(143)	$(101)
Internal use software spending	(13)	(14)	(26)	(26)
Acquisitions	(1,886)	—	(1,892)	—
Purchases of short-term investments	—	(26)	(148)	(1,371)
Sales of short-term investments	74	425	209	882
Maturities of short-term investments	524	195	774	595
Dividends	(205)	(189)	(391)	(363)
Repurchases of common stock under stock repurchase programs	(200)	(250)	(500)	(450)
Sale of noncontrolling interest in Raytheon|Websense	343	—	343	—

Cash Flow related to Raytheon|Websense Transaction

Acquisition of Websense	$(1,891)	$—	$(1,891)	$—
Sale of noncontrolling interest in Raytheon|Websense	343	—	343	—
Net cash flow related to Raytheon|Websense	$(1,548)	$—	$(1,548)	$—

* Working capital (excluding pension and income taxes) is a summation of changes in: contracts in process, net and advance payments and billings in excess of costs incurred, inventories, prepaid expenses and other current assets, accounts payable, accrued employee compensation, and other current liabilities from the Consolidated Statements of Cash Flows.

Attachment F
Raytheon Company
Supplemental EPS Information
Second Quarter 2015

(In millions, except per share amounts)		Three Months Ended		Six Months Ended
		28-Jun-15	29-Jun-14	28-Jun-15	29-Jun-14
Per share impact of the FAS/CAS Adjustment (A)		$0.10	$0.18	$0.21	$0.36
Per share impact of Raytheon|Websense deferred revenue adjustment (B)		(0.02)	—	(0.02)	—
Per share impact of Raytheon|Websense amortization of acquired intangible assets (C)		(0.01)	—	(0.02)	—
Per share impact of Raytheon|Websense acquisition related costs (D)		(0.05)	—	(0.05)	—
Per share impact of Raytheon|Websense restructuring costs (E)		(0.01)	—	(0.01)	—
Per share impact of the IRS tax settlement (F)		0.29	—	0.29	—

(A)	FAS/CAS Adjustment	$49	$87	$98	$174
	Tax effect (at 35% statutory rate)	(17)	(31)	(34)	(61)
	After-tax impact	32	56	64	113
	Diluted shares	305.7	313.5	307.2	314.6
	Per share impact	$0.10	$0.18	$0.21	$0.36

(B)	Raytheon|Websense deferred revenue adjustment (1)	$(10)	$—	$(10)	$—

	Amount attributable to Raytheon Company (80.3%)	(8)	—	(8)	—
	Tax effect (at 35% statutory rate)	3	—	3	—
	After-tax impact	(5)	—	(5)	—
	Diluted shares	305.7	313.5	307.2	314.6
	Per share impact	$(0.02)	$—	$(0.02)	$—

(C)	Raytheon|Websense amortization of intangibles(1)	$(8)	$(1)	$(10)	$(3)

	Amount attributable to Raytheon Company (80.3%)	(6)	(1)	(8)	(2)
	Tax effect (at 35% statutory rate)	2	—	3	1
	After-tax impact	(4)	(1)	(5)	(1)
	Diluted shares	305.7	313.5	307.2	314.6
	Per share impact	$(0.01)	$—	$(0.02)	$—

(D)	Raytheon|Websense acquisition related costs	$(23)	$—	$(25)	$—

	Amount attributable to Raytheon Company (80.3%) (2)	(22)	—	(24)	—
	Tax effect (at 35% statutory rate)	8	—	8	—
	After-tax impact	(14)	—	(16)	—
	Diluted shares	305.7	313.5	307.2	314.6
	Per share impact	$(0.05)	$—	$(0.05)	$—

(E)	Raytheon|Websense restructuring costs	$(5)	$—	$(5)	$—

	Amount attributable to Raytheon Company (80.3%)	(4)	—	(4)	—
	Tax effect (at 35% statutory rate)	1	—	1	—
	After-tax impact	(3)	—	(3)	—
	Diluted shares	305.7	313.5	307.2	314.6
	Per share impact	$(0.01)	$—	$(0.01)	$—

(F)	IRS tax settlement	$88	$—	$88	$—
	Diluted shares	305.7	313.5	307.2	314.6
	Per share impact	$0.29	$—	$0.29	$—

(1)
Raytheon|Websense deferred revenue adjustment and Raytheon|Websense amortization of intangibles represent the unfavorable impact of the acquisition accounting adjustments to record acquired deferred revenue at fair value and the amortization of acquired intangible assets, respectively, related to Raytheon|Websense, including historical Raytheon Cyber Products acquisitions.

(2)
Raytheon|Websense acquisition related costs include $6 million of costs for the three and six months ended June 28, 2015 for which 80.3% is attributable to Raytheon Company. The remaining $17 million and $19 million for the three and six months ended June 28, 2015, respectively, were 100% attributable to Raytheon Company.